Green Brick Partners, Inc. 8-K

Exhibit 10.1

LOAN AGREEMENT

between

GREEN BRICK PARTNERS, INC.,

 a Delaware corporation,

 (Borrower)

and

INWOOD NATIONAL BANK,

 a national banking association

 (Lender)

and

JBGL Mustang, LLC,

 a Texas limited liability company,

JBGL Exchange, LLC,

 a Texas limited liability company,

JBGL Chateau, LLC,

 a Texas limited liability company, and

Johns Creek 206, LLC,

 a Georgia limited liability company

(collectively, Grantors)

and

Grantors plus JBGL Builder Finance, LLC,

a Texas limited liability company

(collectively, Guarantors)

 $50,000,000.00 Credit Facility

 July 30, 2015

TABLE OF CONTENTS

RECITALS

ARTICLE I CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION
1.1	Definitions
1.2	Rules of Construction

ARTICLE II CREDIT FACILITY
2.1	Agreement to Lend
2.2	Advances
2.3	Note
2.4	Late Charge
2.5	Maturity Date
2.6	Security Agreements
2.7	Partial Releases; Release of Lots

ARTICLE III ADVANCES
3.1	Initial Conditions
3.2	Conditions to Individual Advances
3.3	Application for Advance is a Representation
3.4	No Waiver
3.5	Advance Not an Approval
3.6	No Liability of Lender to Third Parties

ARTICLE IV REPRESENTATIONS AND WARRANTIES
4.1	Authorization
4.2	No Adverse Conditions
4.3	Correctness of Statements
4.4	Financial Condition
4.5	Supporting Documents
4.6	Conflicts
4.7	Full Disclosure
4.8	Principal Office
4.9	Fiscal Year

ARTICLE V AFFIRMATIVE COVENANTS
5.1	Maintenance of Existence
5.2	Taxes, Assessments and Other Charges
5.3	Payment of Obligations
5.4	Laws
5.5	Records
5.6	Recording and Filing
5.7	Financial Information
5.8	Notice of Certain Events
5.9	Execution of Other Documents

5.10	Loans, Advances and Guarantees
5.11	Property
5.12	Payment of Costs and Expenses
5.13	Direct Disbursement and Application by Lender
5.14	Financial Covenants
5.15	Indemnity
5.16	Processing Fee
5.17	Commitment Fee

ARTICLE VI NEGATIVE COVENANTS
6.1	Transfer of Interests
6.2	Secondary Financing
6.3	Security
6.4	Liquidation and Reorganization

ARTICLE VII EVENTS OF DEFAULT AND CERTAIN REMEDIES
7.1	Default
7.2	Remedies
7.3	Power-of-Attorney
7.4	Remedies Cumulative

ARTICLE VIII MISCELLANEOUS
8.1	Amendment; Waiver
8.2	Severability
8.3	Liability of Lender
8.4	Governing Law
8.5	Notices
8.6	Survival of Agreement
8.7	Attorneys’ Fees
8.8	Jurisdiction
8.9	Commercial Transaction
8.10	Successors
8.11	Time
8.12	Participation of the Loans
8.13	Counterparts
8.14	No Third Party Beneficiary
8.15	Jury Waiver
8.16	Lawful Interest
8.17	Controlling Document

EXHIBIT A Note

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is made and entered into effective as of the 30th day of July, 2015 (“Effective Date”), by and among GREEN BRICK PARTNERS, INC., a Delaware corporation (“Borrower”), INWOOD NATIONAL BANK, a national banking association (“Lender”), and JBGL Mustang, LLC, a Texas limited liability company (“Mustang”), JBGL Exchange, LLC, a Texas limited liability company (“Exchange”), JBGL Chateau, LLC, a Texas limited liability company (“Chateau”), and Johns Creek 206, LLC, a Georgia limited liability company (“Johns Creek”, which, together with Mustang, Exchange and Chateau may be collectively referred to as “Grantors” or individually as a “Grantor”), and JBGL Builder Finance, LLC, a Texas limited liability company (“JBGL Builder” which, collectively with Grantors may be collectively referred to as “Guarantors”).

RECITALS

WHEREAS, Borrower has applied to Lender for a revolving credit facility in the principal amount of up to $50,000,000.00, but only upon certain terms and conditions as required by Lender, in its reasonable discretion, and more fully described herein; and

WHEREAS, Lender is willing to establish the Credit Facility for Borrower subject to and upon the terms and conditions hereinafter set forth; and

WHEREAS, Guarantors are subsidiaries of Borrower and will receive direct benefit from Lender establishing this Line of Credit for Borrower.

NOW, THEREFORE, for and in consideration of Lender’s extension of credit to Borrower in accordance with this Agreement, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Borrower, Lender and each Grantor do hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

1.1     Definitions. In addition to any terms that may be defined elsewhere in this Agreement, the following terms have the following meanings when used in this Agreement:

“Advance” means a disbursement by Lender of any portion of the Credit Facility, whether by journal entry, deposit to Borrower’s account, check to Borrower or third party, or otherwise.

“Application for Advance” means a written application submitted by Borrower with respect to a request for an Advance, in such form as may be reasonably required by Lender and containing any documents and information as specified in this Agreement.

“Borrower Interest” means any Contractual Interest, Debt Interest, or Entity Interest.

“Borrowing Base” has the meaning set forth in Section 2.2.

“Business Day” means every day on which national banks located in the State of Texas are open for commercial banking business generally, except Saturdays, Sundays, and federal holidays.

Loan Agreement	1

“Contractual Interest” means any interest of any kind in any tenancy-in-common agreement, property agreement, ownership agreement, profit sharing agreement, net profits agreement, management agreement, contract, agreement, chose in action, or other similar interest of any kind, other than a Debt Interest or an Entity Interest, owned or held by Borrower with respect to which Lender is expressly granted a Security Interest pursuant to this Agreement.

“Credit Facility” means the revolving line of credit extended by Lender to Borrower in accordance with this Agreement in an aggregate principal amount not to exceed the Maximum Commitment and evidenced by, among other things, the Note.

“Debt Interest” means any interest in any promissory note, bond, debenture, commercial paper or other debt instrument of any kind, together with any and all Security Interests and rights under security instruments of any kind securing same, made or issued by an Entity to or for the benefit of, or otherwise held by, Borrower with respect to which Lender is expressly granted a Security Interest pursuant to this Agreement.

“Entity” means a partnership (general or limited), joint venture, limited liability company, corporation, or other entity of any kind in or with respect to which a Debt Interest or an Entity Interest is held by Borrower.

“Entity Interest” means any partnership interest, joint venture interest, capital stock, membership interest, ownership interest, equity interest, profits interest, right of participation, or other interest of any kind in any Entity, other than a Debt Interest, with respect to which Lender is expressly granted a Security Interest pursuant to this Agreement.

“Event of Default” is defined in Section 7.1 of this Agreement.

“Land” means a portion of any of the Property which is unimproved and which is not platted.

“Loan Documents” means this Agreement, the Note, each Security Agreement, and all other assignments, financing statements, documents, instruments and agreements now existing or hereafter authorized or entered into by Borrower, any Grantor, or any other person with or for the benefit of Lender in relation to the Credit Facility, all of which shall constitute collateral and security for the payment and performance of the Obligations.

“Lot” means a portion of any of the Property which is a separately platted lot intended for the development of a single-family residence thereon.

“Maturity Date” means July 30, 2017.

“Maximum Commitment” means FIFTY MILLION DOLLARS ($50,000,000.00).

“Note” means the Revolving Line of Credit of even date herewith from Borrower made payable to the order of Lender in the stated principal amount of $50,000,000.00 and containing such other terms and conditions as are described therein, which shall be substantially in the form of the promissory note attached hereto as Exhibit A, or in such other form that is reasonably acceptable to Lender and Borrower.

“Obligations” means all present and future indebtedness, obligations, and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to or evidenced by this Agreement, the Note, each and every Security Agreement, or each and every other Loan Document, and all interest accruing thereon, and reasonable attorneys’ fees incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several, together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Loan Documents, and all renewals, modifications, increases and extensions thereof, or any part thereof.

Loan Agreement	2

“Obligor” or “Obligors” means Borrower and any other parties obligated hereunder or under any of the other Loan Documents.

“Security Agreement” means, collectively, (i) the following (collectively, the “Deeds of Trust”) (a) that certain Deed of Trust and Security Agreement, of even date herewith, executed by Mustang, as grantor, to Lender, as beneficiary, creating a lien and security interest upon the real property and personal property described therein, located in Denton County, Texas (collectively, the “Mustang Property”), (b) that certain Deed of Trust and Security Agreement, of even date herewith, executed by Exchange, as grantor, to Lender, as beneficiary, creating a lien and security interest upon the real property and personal property described therein, located in Collin County, Texas (collectively, the “Exchange Property”), (c) that certain Deed of Trust and Security Agreement, of even date herewith, executed by Chateau, as grantor, to Lender, as beneficiary, creating a lien and security interest upon the real property and personal property described therein, located in Collin County, Texas (collectively, the “Chateau Property”), (d) that certain Deed to Secure Debt, Assignment of Rents and Leases, Security Agreement, and Fixture Filing of even date herewith, executed by Johns Creek, as grantor, to Lender, as beneficiary, creating a lien and security interest upon the real property and personal property described therein, located in Fulton County, Georgia (collectively, the “Johns Creek Property”, which, together with the Mustang Property, the Exchange Property and the Chateau Property may be collectively referred to as the “Property”) and (ii) any form of pledge agreement, collateral assignment agreement, conditional assignment agreement, or other security agreement or security instrument of any kind, in which Borrower, Grantor or any other person or entity collaterally assigns to Lender, or grants to Lender a Security Interest in property or assets, which shall constitute collateral and security for the payment and performance of the Obligations.

“Security Interest” means any lien, security interest, pledge or encumbrance, or any other interest in property designed to secure the repayment of indebtedness or the performance of any obligation, whether arising by agreement or under any statute or law, or otherwise.

“Supporting Documents” means such documents and certificates as Lender or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of any transaction contemplated by this Agreement, and any other legal matters relating to any of the Obligors, this Agreement or any transaction contemplated by this Agreement, all in form and substance reasonably satisfactory to Lender and its counsel.

1.2     Rules of Construction.  References to Loan Documents shall include all amendments, supplements, and replacements thereto. References to specific Exhibits and Schedules shall mean as attached, or intended to be attached, to this Agreement and regardless of whether they are in fact attached to this Agreement, including amendments, supplements, and replacements thereto, all of which are incorporated herein by reference. The Recitals to this Agreement are a part of this Agreement and are incorporated herein. The headings in this Agreement are for convenience only and shall not affect the construction hereof. Unless the specific context requires otherwise, words of any gender include any other gender, and words in the singular include the plural, and vice versa. The term “includes” and variations thereof contemplate “including but not limited to”. The term “or” includes “and/or”. Unless the context requires otherwise, the terms “hereof,” “herein”, “hereinafter” and words of similar import refer to this Agreement as a whole. References to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Loan Agreement	3

ARTICLE II

CREDIT FACILITY

2.1      Agreement to Lend.   Upon the terms and subject to the conditions and limitations set forth in this Agreement, Lender agrees to make, and shall make, Advances to Borrower prior to the Maturity Date in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Commitment. Subject to the conditions in this Agreement, any portion of the principal of the Credit Facility that is repaid prior to the Maturity Date may be re-borrowed prior to the Maturity Date pursuant to the terms of this Agreement. Borrower and Lender agree, pursuant to Chapter 346 of the Texas Finance Code, that such Chapter 346 (which relates to open-end line of credit revolving loans) shall not apply to this Agreement, the Credit Facility, the Note or any Advance, and neither this Agreement, nor the Credit Facility nor the Note nor any Advance shall be governed by such Chapter 346 or subject to its provisions in any manner whatsoever. So long as no Event of Default has occurred and is continuing, and subject to the limitations contained in this Agreement, Lender will continue to make Advances prior to the Maturity Date in accordance with the terms of this Agreement.

2.2      Advances.   Unless otherwise consented to by Lender, in Lender’s reasonable discretion:

(a)      Purpose. Each Advance is being made for Borrower’s working capital needs including, but not limited to, investments in Borrower’s subsidiaries.

(b)      Timing. Each Application for Advance shall be submitted by Borrower to Lender not less than three [3] Business Days prior to the date upon which the Advance requested is desired by Borrower. Borrower shall be entitled only to an Advance in an amount as permitted by the terms of this Agreement.

(c)      Limitation on Advances. No Advance shall be made to the extent that it would cause the aggregate principal amount outstanding under the Note at any time to exceed the lesser of (i) the Borrowing Base (as hereinafter defined), or (ii) the Maximum Commitment.

(d)      To Whom Made. All Advances hereunder will be made by Lender to Borrower in Borrower’s bank account(s) with Lender or in any other manner permitted from time to time by Lender.

(e)      Borrowing Base. As used in this Agreement, the term “Borrowing Base” means an amount equal to the sum of (i) fifty percent (50%) of the total value of Land (“Land Borrowing Base”), as appraised by an independent appraiser acceptable to Lender, plus (ii) sixty percent (60%) of the total value of the Lots, as appraised by an independent appraiser acceptable to Lender, but in no event shall the Land Borrowing Base exceed fifty percent (50%) of the Borrowing Base. Borrower acknowledges and agrees that, for purposes hereof, Lender intends to require an appraisal of all or any part of the Land and Property after the expiration of twelve (12) months from the Effective Date, which appraisal(s) shall be performed by an independent appraiser reasonably acceptable to Lender, at Borrower’s expense.

2.3      Note. The Credit Facility shall be evidenced by, among other things, the Note. Notwithstanding the principal amount of the Note as stated on the face thereof, the actual principal amount due from Borrower to Lender on account of the Note, as of any date of computation, shall be the sum of all Advances then and theretofore made by Lender on account thereof, less all principal payments actually received by Lender in collected funds with respect thereto. At no time shall the outstanding principal balance of the Note exceed the Maximum Commitment. If, by any cause whatsoever, the outstanding principal balance of the Note should ever exceed the Maximum Commitment, Borrower shall immediately pay the amount of such excess to Lender without notice or demand. After the Commitment Termination Date, the obligations of Borrower and the rights and privileges of Lender under this Agreement, the Note and all other Loan Documents shall continue in full force and effect until the Note and the Obligations have been paid and performed in full. The interest rate, payment terms and other pertinent issues shall be as set forth in the Note.

Loan Agreement	4

2.4     Late Charge. Should Borrower fail to make any payment, or part thereof, called for pursuant to this Agreement, or the Note, within ten (10) days after its due date, Lender may, at its sole option, assess, and Borrower shall pay, to the extent permitted by applicable law, a late charge of three percent (3%) of the amount of the late payment, but only once for each such late payment. Borrower acknowledges that Lender will incur additional expenses in handling the delinquent payment, the exact amount of which is difficult to ascertain, but that said late charge is a reasonable estimate of Lender’s expenses so incurred. Late charges shall be in addition to interest, which shall continue to accrue at the rate specified in the Note. Notwithstanding anything contained in this Agreement or any of the Loan Documents to the contrary, it is expressly agreed and acknowledged that upon Borrower’s payment, and Lender’s acceptance of, any late charge authorized by this Section 2.4 along with the payment in full of any past due payment for which such late charge applies, that any Event of Default applicable to such late payment shall be deemed cured for all purposes of this Agreement and all of the Loan Documents.

2.5      Maturity Date. In addition to any earlier payments as may be required by this Agreement or the Note, all Obligations shall be due and payable in full on the Maturity Date.

2.6      Security Agreements. The Note and all other Obligations shall be secured by a Deed of Trust evidencing a collateral assignment of, and a first and prior Security Interest in, each Property with respect to which an Advance is or has been made, and by any other collateral as described in, or required by, the terms of this Agreement. Each Security Agreement, and all Security Interests granted therein, shall remain in effect, notwithstanding that there may not be any amount outstanding under the Note from time to time, until all Obligations have been fully and finally paid, performed and satisfied unless released in accordance with the following provisions of this Section. Borrower and each applicable Grantor will be entitled to obtain the release of Lender’s Security Interest in one or more portions of the Property in accordance with the provisions of Section 2.7 below.

2.7      Partial Releases; Release of Lots.

Borrower, and each applicable Grantor, shall be entitled to transfer Lots and obtain releases from the lien created by the Deed of Trust covering such Lot in connection with such transfers on the following terms and conditions:

(a)     The Lots to be conveyed and released must be approved in advance by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, provided, however, Lender shall not under any circumstances, except upon the occurrence and continuation of an Event of Default, fail to approve the release of any Lot that Borrower, or the applicable Grantor, is obligated to sell to a builder pursuant to an agreement that has previously been provided by Borrower to Lender. Borrower and Lender acknowledge and agree that no payment shall be required to be paid to Lender for the conveyance by Borrower, or the applicable Grantor, to a property owners’ association contemplated by a master development plan or plat approved by Lender or for any dedication of any portion of the Property as may be required by governmental authorities with jurisdiction over the Property.

(b)     Borrower and Lender agree that, upon the sale and release of Land or Lots which are collateral for the loan hereunder and more fully described in any of the Deeds of Trust, Lender will not require application of the proceeds of such sale to the outstanding balance owed hereunder; rather, such net sale proceeds will be used to reduce the value of the collateral pool available for inclusion in calculating and complying with financial covenants and obligations contained in this Agreement including, but not limited to, complying with the Borrowing Base. Notwithstanding the foregoing, if a sale of Land or Lots would cause a violation of the Borrowing Base, then Borrower or the applicable Grantor may only sell and release such Land and Lots by tendering payment to Lender of an amount sufficient to cause the Borrowing Base to be in compliance.

Loan Agreement	5

(c)      Each request for release must be delivered to Lender at least three (3) business days prior to closing accompanied by a description of the tract to be released in a form acceptable to Lender, plus, if applicable, the closing statement for such sale.

(d)      Upon receipt by Lender of Borrower’s or the applicable Grantor’s request for a partial release, and simultaneously with the closing of the sale of the property to be released under this Section 2.7, Lender, at Borrower’s expense, will execute appropriate partial releases and other documents in connection therewith which may be required by a title company, interim, or permanent lender, pursuant to development or construction of improvements on the property partially released, provided, however, that Lender shall never be required to execute any such other documents which would have the effect of giving any party rights in any part of the Property other than the portion of the Property being released or other than the specific right of Borrower to partial releases as contained herein.

(e)       Notwithstanding anything to the contrary contained in this Section 2.7, neither Borrower nor the applicable Grantor shall be entitled to any partial releases hereunder if an Event of Default is continuing at the time of any request for a partial release.

ARTICLE III

 ADVANCES

3.1      Initial Conditions. Lender’s execution of this Agreement shall be conditioned upon, among other terms and conditions, the prior or simultaneous satisfaction of each of the following:

(a)      Lender shall have received from each party hereto or any other Obligor a counterpart of this Agreement signed on behalf of such party.

(b)      Lender shall have received the Note executed by Borrower.

(c)      Lender shall have received such Supporting Documents and other Loan Documents as Lender or its counsel may have reasonably requested.

(d)     Lender shall have received all amounts due and payable on or prior to the Effective Date that have been invoiced to Borrower, including reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

3.2      Conditions to Individual Advances. The consideration by Lender to make any Advance hereunder shall be subject to, among other terms and conditions, the prior or simultaneous satisfaction of each of the following conditions:

Loan Agreement	6

(a)      All conditions described in Section 3.1 shall have been satisfied in all material respects.

(b)      The Advance shall be in compliance with the provisions of this Section 3.2 in all material respects.

(c)      All Loan Documents previously executed and delivered to Lender shall be and remain valid, binding, and in full force and effect in accordance with their terms, except for any expressly released by Lender.

(d)      Borrower and each other party to such Loan Documents shall have executed and delivered to Lender the Loan Documents and any other documents reasonably requested by Lender in connection with such Advance.

(e)      Borrower shall have executed and delivered to Lender an Application for Advance.

(f)      The representations and warranties made by any Obligor in this Agreement or any other Loan Document to which such Obligor is a signatory shall be true and correct in all material respects on and as of the date of such Advance.

(g)      At the time of and immediately after giving effect to such Advance, no Event of Default shall have occurred and be continuing.

(h)      No event has occurred since the Effective Date which has had, and continues to have, a material adverse effect that has caused Borrower to violate any of the Financial Covenants provided for in Section 5.14 below.

(i)       All Loan Documents required by Lender to be recorded or filed shall have been recorded or filed. Lender shall have received evidence satisfactory to it that it has a first priority, perfected Security Interest in all Property that is securing the Advance.

(i)       Lender shall have received all fees and other amounts due and payable on or prior to the date of such Advance that have been invoiced to Borrower, including reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

3.3      Application for Advance is a Representation. Each submission by Borrower to Lender of an Application for Advance shall be deemed to constitute a representation and warranty by Borrower on the date thereof that each of the conditions in Sections 3.1 and 3.2 has been satisfied.

3.4       No Waiver. No Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make such Advance or any further Advance or, after the expiration of all applicable notice and cure periods, preclude Lender from thereafter declaring the failure of Borrower to satisfy such condition precedent to be an Event of Default.

3.5      Advance Not an Approval. The making of any Advance or part thereof shall not be deemed an approval or acceptance by Lender of any act or omission related to the Application for Advance. Lender shall have no obligation to make any Advance or part thereof after the happening of any Event of Default, but shall have the right and option so to do. If Lender elects to make any such Advance, it shall not be deemed to be a waiver of the Event of Default or any right or remedy available to Lender, including the right to demand payment of the Note, or any part thereof, or the right to withhold any future Advance.

3.6      No Liability of Lender to Third Parties. Lender shall in no event be responsible or liable to any third party for any Advance, for the manner in which any Advance may be applied by Borrower, or for any refusal or failure to make an Advance hereunder, and third party shall have any right or claim against Lender with respect thereto. Borrower agrees to indemnify, defend and hold harmless Lender harmless from any and all such claims, demands, damages, and causes of action, including related actual, out-of-pocket costs and expenses and reasonable attorneys’ fees.

Loan Agreement	7

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrower, and each Guarantor, as applicable, makes the following representations and warranties to Lender on the date hereof and at the time any Advance is made, and with respect to each such advance. Lender shall be entitled to rely upon the truth, accuracy, and completeness of each of the following representations and warranties:

4.1     Authorization. Borrower and each of the Guarantors has been duly organized and is validly existing and in good standing under the laws of the state of its organization and in each other jurisdiction where the conduct of its business requires it to be registered to transact business. Borrower and each of the Guarantors has all power and authority to engage in the transactions contemplated by this Agreement, and, if applicable, all action, corporate or otherwise, has been taken which is necessary to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party. Borrower and each of the Guarantors has obtained and shall maintain all consents, approvals, permits and licenses from any third party, and all court, administrative agency or other governmental authority required in connection with its respective business and this Agreement. To the best of Borrower’s knowledge this Agreement and the other Loan Documents and actions contemplated thereby constitute valid and legally binding obligations of Borrower and each Guarantor enforceable in accordance with their respective terms.

4.2      No Adverse Conditions. To Borrower’s knowledge, there are no disputes, offsets, or adverse claims in connection with or arising out of any of the security assigned or to be assigned to Lender that have not been disclosed in writing to Lender. There is no action, suit or proceeding pending or, to the knowledge of Borrower, threatened before or by any court, administrative agency, or other governmental authority which might materially and adversely affect the business, assets or financial condition of any Obligor or which could have a material adverse effect upon the rights or duties of any Obligor hereunder or under any of the Loan Documents. Each Obligor has filed all tax returns or permitted extensions required to be filed by it and is not in material default in the payment of any taxes levied or assessed against it or any of its assets. To Borrower’s knowledge, no Obligor is in default in any material way with respect to an obligation under any applicable law, judgment, order, decree, rule or regulation of any court, administrative agency or other governmental authority to which it may be subject. To Borrower’s knowledge, neither the execution and delivery of, nor the performance of and compliance with, this Agreement or any other Loan Document or action required by any Obligor pursuant thereto will result in the breach or default under any agreement, obligation, order or undertaking by which any Obligor or any of its properties is bound or affected.

4.3      Correctness of Statements. To Borrower’s knowledge, no financial statement or any other statement made or furnished to Lender by or on behalf of any Obligor in connection with this Agreement contains or will contain any materially untrue statement of fact or omit any fact necessary to make the statements included therein not misleading. All financial statements provided to Lender have been prepared in accordance with generally accepted accounting principles or in accordance with such other standards acceptable to Lender in its reasonable discretion, applied on a basis consistent with prior periods, and fairly and accurately present the financial condition and the results of operations of the respective Obligor as of their respective dates and for the periods covered thereby. There are no facts actually known to any Obligor which have not been disclosed in writing to Lender, which materially and adversely affect the business, properties, assets, operations, condition (financial or otherwise), affairs or prospects of any Obligor.

Loan Agreement	8

4.4      Financial Condition. The financial statements for Borrower and each Guarantor that such party has most recently provided to Lender, were Borrower’s and such party’s most recent financial statements as of the date or dates that such financial statements were provided to Lender. To Borrower’s knowledge, and to each Guarantor’s knowledge, there has been no material adverse change in the financial position of Borrower from the date or dates of the financial statements provided to Lender. To Borrower’s knowledge, and to each Guarantor’s knowledge, there has been no material adverse change in the financial condition of Borrower after the date of said financial statements.

4.5      Supporting Documents. To Borrower’s knowledge, each Supporting Document prepared by or on behalf of any Obligor and delivered to Lender is true, accurate, correct, and complete in all material respects, and, to Borrower’s knowledge, each Supporting Document obtained from a governmental authority and delivered to Lender by or on behalf of an Obligor is true, accurate, correct, and complete in all material respects.

4.6      Conflicts. To Borrower’s knowledge, neither the execution and delivery of the Loan Documents, nor consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof, or with the terms and provisions thereof, will contravene any provision of law, statute, rule, or regulation to which any Obligor is subject, or any judgment, decree, license, order, or permit applicable to any Obligor, or will conflict or will be inconsistent with, or will result in any breach of any of the terms of the covenants, conditions or provisions of, or constitute a delay under, or result in the creation or imposition of a Lien (except liens in favor or Lender) upon any of the property or assets of any Obligor pursuant to the terms of any indenture, mortgage, deed of trust, security agreement or other instrument to which any Obligor is a party or by which any Obligor may be bound, or to which any Obligor may be subject.

4.7      Full Disclosure. To Borrower’s knowledge, there is no fact or condition that Borrower or any Grantor has not disclosed to Lender in writing that could materially adversely affect the properties, business, prospects or condition (financial or otherwise) of Borrower or any Grantor.

4.8      Principal Office. The principal office and principal place of business of each of Borrower and each Grantor is located at 2805 North Dallas Parkway, Suite 400, Plano, Texas 75093.

4.9      Fiscal Year. The fiscal year-end of each of Borrower and each Guarantors is December 31.

As used in this Article IV “to Borrower’s knowledge”, “to the knowledge of Borrower”, “to the best of Borrower’s knowledge” or words of similar meaning shall mean to the direct, actual, conscious knowledge of Richard A. Costello and James R. Brickman, with no duty of investigation. Lender acknowledges and agrees that the named individuals in the immediately preceding sentence shall have no liability of any kind to Lender under this Agreement, under any of the other Loan Documents or otherwise in connection with or related to the Credit Facility.

Loan Agreement	9

ARTICLE V

AFFIRMATIVE COVENANTS

Borrower and each Guarantor, jointly and severally, covenant and agree that from the date hereof and until payment in full of all amounts owed by any Obligor to Lender hereunder, unless Lender otherwise consents in writing:

5.1      Maintenance of Existence. Borrower and each Guarantor shall each maintain and preserve its respective assets and all rights, franchises and other authority necessary for the conduct of its respective businesses as presently conducted or as contemplated to be conducted as of the date hereof. Borrower and each Guarantor shall each maintain and preserve its respective properties, equipment and facilities in good order, condition and repair. Lender may, upon reasonable notice and at reasonable times, inspect the business properties and records of Borrower or any Guarantor covered by the Credit Facility.

5.2      Taxes, Assessments and Other Charges. Borrower and each Grantor shall each duly and promptly pay and discharge, before delinquency, all taxes, assessments and governmental and other charges, levies or claims levied or imposed, or which if unpaid might become a lien or charge upon any of the Property, except as such are being diligently contested in good faith and by appropriate proceedings and in respect of which an adequately funded reserve or other appropriate provision has been established to pay and discharge same; provided that if a notice of lien has been filed or recorded in respect thereof, then at Lender’s option, Lender may require Borrower to obtain a bond against such lien. Borrower shall, if requested by Lender, deliver evidence of payment to Lender in a form acceptable to Lender.

5.3      Intentionally Deleted.

5.4      Laws. Borrower shall comply with all governmental statutes and regulations affecting the ownership of its property and the conduct of its business.

5.5      Records. Borrower and each Guarantor shall each keep full and accurate accounts and records of its respective operations according to generally accepted accounting principles or according to such other standards acceptable to Lender in its reasonable discretion, and, upon Lender’s reasonable notice, to permit Lender or its agents to examine and audit such accounts and records at any time during regular business hours.

5.6      Recording and Filing. Borrower and each Guarantor shall each reasonably cooperate with Lender in executing, filing and recording any documents and in taking any other actions that Lender may reasonably request in contemplation of the transaction hereunder.

5.7      Financial Information. Borrower and each Guarantor, as applicable, shall furnish or cause to be furnished to Lender:

a.        Financial Statements.

(1)      Quarterly Financial Statements. Within ninety (90) days after the close of each calendar quarter, statements of financial condition, including balance sheets as of the close of such calendar quarter, income and expense statements, statements of changes in financial condition and retained earnings statements for such calendar quarter, for Borrower and each Guarantor, prepared in accordance with accounting principles reasonably acceptable to Lender and applied on a basis consistent with that of the previous quarters during the term hereof (except as otherwise noted in such statements) shall be delivered to Lender.

Loan Agreement	10

(2)      Annual Financial Statements. Within ninety (90) days after the close of each calendar year, statements of financial condition shall be delivered to Lender, including balance sheets as of the close of such calendar year, income and expense statements, statements of changes in financial condition and retained earnings statements for such calendar year, for Borrower and each Guarantor, prepared in accordance with accounting principles reasonably acceptable to Lender and applied on a basis consistent with that of the previous years during the term hereof (except as otherwise noted in such statements) and only Borrower’s financial statements (and not those of any Guarantor) will audited by an independent certified public accountant.

(3)      Compliance Certificate. Within ninety (90) days after the close of each calendar quarter, Borrower shall deliver to Lender: (i) a Certificate of Compliance certified by Borrower’s Chief Financial Officer that Borrower is then in compliance with all financial covenants hereunder, and delivery of all financial information required to be delivered to Lender, in this Agreement, and (ii) written confirmation and certification from Borrower’s Chief Financial Officer that Borrower is in compliance with the Borrowing Base.

b.      IRS Tax Returns. Within ten (10) days after the earlier of the date of filing or the date any duly filed extension of filing expires, but in any event, not later than October 15 of teach year, true, correct, and complete copies of IRS annual tax returns for Borrower shall be delivered to Lender.

c.      Other Information. Such other financial statements and information as Lender may reasonably request of Borrower or Grantor from time to time.

5.8      Notice of Certain Events. Borrower shall give prompt written notice to Lender of any litigation and, if not in the ordinary course of Borrower’s or any Grantor’s business, of all proceedings before any governmental or regulatory agencies affecting it or any Property or other Borrower Interest involving claims and demands in excess of $200,000.00 per each occurrence, as well as events of default under any material agreement entered into with any third party regarding the Property, Borrower Interest, material changes in ownership, and any other matter which has resulted in or might reasonably be expected to result in a violation of any of the Financial Covenants provided for in Section 5.14 below. Additionally, Borrower shall timely comply with and promptly furnish to Lender true and complete copies of any official notice or claim by any governmental authority that Borrower has received pertaining to or affecting Borrower, any Property or any Borrower Interest.

5.9      Execution of Other Documents. Borrower and Guarantors shall each promptly execute and deliver all supplements and amendments hereto and all financing statements, continuation statements and such additional agreements, instruments and assurances in connection with this Agreement as Lender may reasonably request from time to time in order to effectuate the provisions hereof

5.10     Loans, Advances and Guarantees. Borrower shall notify Lender of the existence of a declared event of default or a notice of acceleration in connection with any loans, advances or guarantees, with any other lender, to the extent that such declared event of default or notice of acceleration might reasonably be expected to cause Borrower to violate any of the Financial Covenants provided for in Section 5.14 below.

5.11    Property. Borrower and each Grantor shall maintain, preserve and protect all property that is material to the business of the Borrower and each Grantor, as applicable, including, but not limited to, the Property, and keep such property in good repair, working order and condition.

Loan Agreement	11

5.12    Payment of Costs and Expenses. Borrower will pay all actual, out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Lender for preparation of the Loan Documents, perfecting the Security Interests of Lender in the Properties, and all other reasonable expenses related to the Credit Facility, whether such expenses are incurred before or after the Effective Date, and including all such actual, out-of-pocket costs and expenses as may be incurred by Lender in collecting amounts due under any Loan Documents or in any bankruptcy, insolvency or similar proceeding. Without limiting the foregoing, Borrower agrees to pay on demand all recordation taxes, filing or recording fees, transfer taxes, certificate of title fees, and all other governmental assessments, taxes, charges, and fees that may be due upon the filing or recording of any financing statement, security agreement, document, or like instrument for purposes of documenting or perfecting Lender’s Security Interests in the Property to secure the Credit Facility.

5.13    Direct Disbursement and Application by Lender. After the occurrence of any Event of Default, Lender shall have the right, but not the obligation, to disburse and directly apply the proceeds of any Advance to the satisfaction of any of Borrower’s obligations hereunder or under the Note. Any Advance by Lender for such purpose shall be part of the Obligations and shall be secured by the Loan Documents. Lender will notify Borrower in writing of any disbursements made directly by Lender. Borrower hereby authorizes Lender after the occurrence of an Event of Default to hold, use, disburse, and apply the proceeds of any Advance for the payment or performance of any of the Obligations. Borrower hereby assigns and pledges the proceeds of the Credit Facility to Lender for such purposes. Lender may advance and incur such reasonable expenses as Lender reasonably deems necessary for the proper maintenance of the Credit Facility or any security for the Credit Facility, and all such expenses, even though in excess of the amount of the Maximum Commitment, shall be secured by the Loan Documents, and shall be payable to Lender upon demand.

5.14    Financial Covenants. Until (i) the Note and all other Obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will maintain, beginning on September 30, 2015, and thereafter each quarter-end, at all times:

(a)      Tangible Net Worth of not less than $250,000,000.00. As used herein, the term “Tangible Net Worth” means, as of any date, Borrower’s total assets, including deferred tax assets, but excluding all intangible assets, less total liabilities;

(b)      a Maximum Consolidated Leverage Ratio of not greater than 1.25 to 1. As used herein, the term “Maximum Consolidated Leverage Ratio” means, as of any date, Borrower’s total consolidated liabilities to Borrower’s total Tangible Net Worth; and

(c)      an Interest Coverage Ratio of not less than 2.0 to 1. As used herein, the term “Interest Coverage Ratio” means net income before interest, taxes, depreciation, amortization, and any non-cash asset impairment write-downs, divided by interest expense.

Tangible Net Worth, Maximum Consolidated Leverage Ratio and Interest Coverage Ratio shall be based upon Borrower’s financial statements prepared in accordance with the standards set forth in Section 5.7.

Loan Agreement	12

5.15     Indemnity. Borrower shall indemnify Lender, its affiliates, subsidiaries and parent companies, and its and their respective directors, officers, agents and employees (“Indemnified Persons”) against, and hold them harmless against, any and all liabilities, actual, out-of-pocket losses and expenses (including but not limited to their reasonable attorney’s fees) and including penalties, damages and settlement amounts, if any, arising from or resulting from any claims, suits, orders, or actions, brought by any person including but not limited to any federal, state, or local governmental authorities and agencies, for any act or failure to act by any person arising from, resulting from or related to (i) the management or operation of Borrower or any Grantor, (ii) the existence, management or operation of any Entity or the assets of any Entity, (iii) any act or omission relating to Borrower or any Grantor, (iv) any actual or alleged violation of or noncompliance with any applicable laws, including but not limited to securities law, by Borrower or any Grantor, or (v) any claim of negligence or strict liability relating to Borrower or any Grantor; provided, however THIS INDEMNITY SHALL NOT INCLUDE INDEMNIFICATION AGAINST ANY ACTS OR OMISSIONS WHICH MAY CONSTITUTE NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ANY OF THE INDEMNIFIED PERSONS. The Indemnified Persons shall not be liable to any person for any violation of or noncompliance with any applicable laws by Borrower, any Grantor or any third party.

5.16    Processing Fee. Concurrently with the execution hereof, and in addition to reasonable legal fees, and actual, out-of-pocket costs, and expenses incurred by Lender in the preparation, negotiation, and execution of all Loan Documents, Borrower shall pay to Lender a processing fee in the amount of $1,000.00.

5.17.  Commitment Fee. Concurrently with the execution hereof, Borrower is paying to Lender an origination fee in the amount of $250,000.00 with respect to the loan evidenced by the Note.

ARTICLE VI

NEGATIVE COVENANTS

Borrower and each Grantor jointly and severally covenant and agree that from the date hereof and until payment in full of all amounts owed by Borrower to Lender hereunder, unless Lender shall otherwise consent in writing:

6.1      Transfer of Interests. There shall not be a transfer, pledge or encumbrance of any Controlling Interest in Borrower or any Grantor, whether in a single transaction or in multiple transactions, without Lender’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed. As used in this Section, “Controlling Interest” means a majority of the either the equity or voting interests of all partners, or a change in the general partner.

6.2      Secondary Financing. Unless approved in advance by the Lender in writing, no secondary financing, junior encumbrances, sale, lease, or other transfer or disposition of the Property shall be permitted.

6.3      Security. Borrower shall not create, assume or suffer any pledge, lien, Security Interest, encumbrance, or charge on any Property except in accordance with a Security Agreement.

6.4      Liquidation and Reorganization. Neither Borrower nor any Grantor shall liquidate, dissolve or enter into any consolidation, merger or other combination in which Borrower’s or any Grantor’s separate identity shall cease.

ARTICLE VII

EVENTS OF DEFAULT AND CERTAIN REMEDIES

7.1      Default. The occurrence of any of the following shall be deemed an Event of Default:

Loan Agreement	13

(a)      Borrower’s failure to pay any interest or principal under the Note when due and the continuance of such default for a period of ten (10) days following written notice of such default from Lender to Borrower. However, Lender shall not be required to give Borrower notice of such default more than twice during any twelve (12) month period, and thereafter Borrower’s failure to pay any interest or principal under the Note when due shall constitute an Event of Default without any notice from Lender.

(b)      Borrower’s failure to pay any amount, other than principal or interest under the Note, when due in accordance with the terms of this Agreement or any other Loan Documents and the continuance of such failure for ten (10) days after Borrower’s receipt of Lender’s written demand for such payment; provided, however, that nothing herein shall require Lender to provide Borrower with notice and opportunity to cure any such payment obligation more than two (2) times in any twelve (12) month period.

(c)      If any representation or warranty made by any Obligor in any Loan Document is not true, accurate and complete in any material respect when made or is otherwise breached in any material respect and which is not cured within thirty (30) days after Borrower’s receipt of Lender’s written notice to Borrower of such default, provided, however, that if Borrower has commenced, and is continuing to utilize commercially reasonable efforts to, effect a cure, then Borrower shall be entitled to a period of up to ninety (90) days in the aggregate from the date of Borrower’s receipt of such written notice to effect a cure.

(d)      The aggregate principal amount outstanding under the Note at any time exceeds the Borrowing Base, unless, within ten (10) days after Borrower’s receipt of written notice from Lender, Borrower either (i) pays sufficient principal on the Note to cause the Borrowing Base to equal or exceed the aggregate principal amount outstanding under the Note, or (ii) pledges sufficient additional collateral acceptable to Lender, in Lender’s reasonable discretion, to cause the Borrowing Base to equal or exceed the aggregate principal amount outstanding under the Note.

(e)      Any other “event of default” under the Note has occurred, which event of default is not cured within thirty (30) days after Borrower’s receipt of Lender’s written notice to Borrower of such event of default, provided, however, that if Borrower has commenced, and is continuing to utilize commercially reasonable efforts to, effect a cure of such event of default, then Borrower shall be entitled to a period of up to ninety (90) days in the aggregate from the date of Borrower’s receipt of such written notice to effect a cure of such event of default.

(f)       The failure by Borrower or any other Obligor to fulfill a covenant of this Agreement, other than a Financial Covenant described in Section 5.14 above, which failure is not covered by any other clause of this Section, and which is not cured within thirty (30) days after Borrower’s receipt of Lender’s written notice to Borrower of such default, provided, however, that if Borrower has commenced, and is continuing to utilize commercially reasonable efforts to, effect a cure, then Borrower shall be entitled to a period of up to ninety (90) days in the aggregate from the date of Borrower’s receipt of such written notice to effect a cure of such failure.

(g)      The failure by Borrower or any other Obligor to timely fulfill a Financial Covenant described in Section 5.14 above, which failure is not cured within ten (10) days after Borrower’s receipt of Lender’s written notice to Borrower of such default

(h)      Borrower intentionally prevents Lender or its authorized representatives to enter upon the Property and inspect Borrower’s records and property, if any, at the Property at all reasonable times after Lender has provided advance written notice of any such entry to Borrower.

Loan Agreement	14

(i)       Any Property, or any portion thereof, is subject to a lien, security agreement, or any other charge or encumbrance for an amount in excess of $25,000.00 in each instance, other than Lender’s Security Interest, and the same is not paid within thirty (30) days, or bonded around within forty-five (45) days, after Borrower’s receipt of written notice from Lender.

(j)       The loss or sale of all or any portion of any Property except as otherwise permitted hereunder or in the Loan Documents that shall cause Borrower to be in violation of the Borrowing Base.

(k)       Borrower’s failure to pay to Lender any principal reduction amount required by the terms of this Agreement to keep Borrower in compliance with the Borrowing Base within ten (10) days after Borrower’s receipt of written notice from Lender.

(l)       Bankruptcy. Borrower:

(1)     is the subject of a finding in any proceeding relating to bankruptcy, insolvency, reorganization or relief of debtors that it does not pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

(2)     commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or

(3)      in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief, or (iv) consents thereto; or

(4)     conceals, removes or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or

(5)     has a trustee, receiver, custodian or other similar official appointed for or take possession of all or any part of its property or has any court take jurisdiction of any of its property which continues for a period of thirty (30) days.

7.2      Remedies. Upon the occurrence of an Event of Default (and after the expiration of all applicable notice and cure periods):

(a)      Lender shall have no further obligation to make any additional Advances to Borrower, and Lender may declare the Note to be immediately due and payable as to principal, interest, and all other charges, premiums, and sums due under the Loan Documents without presentment, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding.

Loan Agreement	15

(b)      Lender may apply any part of the balance of the proceeds of the Credit Facility to the payment of all actual, out-of-pocket costs and expenses that may be incurred by Lender under any Loan Document and to the payment of interest on the Note.

(c)      Lender may exercise all rights and remedies afforded to Lender (i) in any of the Loan Documents, Security Agreements or in any other contract, agreement, security agreement, deed of trust, mortgage, assignment, guaranty, document or instrument now or hereafter made, issued or executed in connection with this Loan, or (ii) by law, provided that Lender shall have provided at least three (3) days prior written notice to Borrower of Lender’s intention to exercise its remedies.

(d)      Lender may expend any sum reasonably necessary to remedy any Event of Default.

7.3      Power-of-Attorney. Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact (which appointment shall be deemed coupled with an interest AND IS IRREVOCABLE) for and in its name or the name of Borrower to perform, at Lender’s option, all the obligations of Borrower under the terms of this Agreement; provided, however, that Lender shall not exercise such rights and powers except during the continuation of an Event of Default and, absent the continuation of an Event of Default, such rights and powers of Lender shall be of no force or effect.

7.4      Remedies Cumulative. The rights and remedies of Lender upon the occurrence of an Event of Default set forth herein are in addition to the rights and remedies contained elsewhere in the Loan Documents, and available at law and in equity. No failure by Lender to exercise, and no delay in exercising, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other further exercise thereof or the exercise of any other right, power, or privilege. Each waiver shall be strictly construed and shall apply only to the next succeeding disbursement.

ARTICLE VIII

MISCELLANEOUS

8.1      Amendment; Waiver. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender. Any such waiver, consent, or approval shall be effective only in the specific instance and for the purpose for which given. No waiver by Lender of any breach or Event of Default by Borrower under this Agreement shall be deemed a waiver of any other previous breach or Event of Default that is then continuing or any thereafter occurring. In no event shall the delay of enforcement of any rights or remedies available to Lender, or any other indulgence, be construed as a waiver of rights or remedies unless the same shall be agreed to in writing by Lender.

8.2      Severability. Any provision of this Agreement prohibited by the laws of an applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

8.3      Liability of Lender. Lender shall not be liable hereunder for any act or omission by it, in the absence of fraud, willful misconduct or gross negligence. Lender shall incur no liability to Borrower by acting upon any certificate or other paper believed by it to be genuine and purporting to be assigned by the proper party or with respect to anything which Lender may do or refrain from doing unless it amounts to fraud, willful misconduct or gross negligence.

Loan Agreement	16

8.4      Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

8.5      Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by confirmed facsimile or by hand delivery, by overnight delivery service, or by certified mail, return receipt requested, addressed to Lender, Borrower or any Grantor at the respective address set forth below or to such other address as may be hereafter specified by written notice by Lender, Borrower or any Grantor. Notice shall be considered given as of the date of the confirmed facsimile or the hand delivery, or upon delivery by overnight delivery service, or three (3) calendar days after the date of mailing.

If to Borrower:	Green Brick Partners, Inc.
2805 North Dallas Parkway, Suite 400
Plano, Texas 75093
Attn: Richard A. Costello

With a copy to:	Mier Law PLLC
325 N. Saint Paul Street, Suite 4400
Dallas, Texas 75201
Attn: Brian C. Mier

If to Mustang:	JBGL Mustang, LLC
2805 North Dallas Parkway, Suite 400
Plano, Texas 75093
Attn: Richard A. Costello

If to Exchange:	JBGL Exchange, LLC
2805 North Dallas Parkway, Suite 400
Plano, Texas 75093
Attn: Richard A. Costello

If to Chateau:	JBGL Chateau, LLC
2805 North Dallas Parkway, Suite 400
Plano, Texas 75093
Attn: Richard A. Costello

If to Johns Creek:	Johns Creek 206, LLC
2805 North Dallas Parkway, Suite 400
Plano, Texas 75093
Attn: Richard A. Costello

If to Mustang, Exchange, Chateau,
or Johns Creek,
With a copy to:	Mier Law PLLC
325 N. Saint Paul Street, Suite 4400
Dallas, Texas 75201
Attn: Brian C. Mier

Loan Agreement	17

If to Lender:	Inwood National Bank
7621 Inwood Road
Dallas, Texas 75209
Attn: Keil Strickland, Senior Vice President

With a copy to:	Scott D. Osborn
Adair, Morris & Osborn, P.C.
325 N. St. Paul Street, Suite 4100
Dallas, Texas 75201

8.6     Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery to Lender of the Note and the making by Lender of any Advance and shall continue in full force and effect so long as the Note, any other Obligation or other amount due hereunder is outstanding and unpaid.

8.7     Attorneys’ Fees. In the event of litigation arising under this Agreement or any of the other Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and its reasonable and out-of-pocket costs and expenses from the other parties in the litigation.

8.8      Jurisdiction. EACH OF LENDER, BORROWER AND EACH GRANTOR, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF THE STATE DISTRICT AND COUNTY COURTS IN DALLAS COUNTY, TEXAS AND THE UNITED STATES DISTRICT COURTS FOR TEXAS IN DALLAS COUNTY AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF LENDER’S OR BORROWER’S OR ANY GRANTOR’S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT, AND EACH EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

8.9     Commercial Transaction. BORROWER AND EACH GRANTOR EACH ACKNOWLEDGE THAT THE LOAN IS A COMMERCIAL TRANSACTION AND THAT NO PART OF THE LOAN PROCEEDS WILL BE USED FOR CONSUMER PURPOSES.

8.10    Successors. This Agreement shall be binding upon and inure to the benefit of Borrower, each Grantor and their respective successors, and those assigns of any of them consented to in writing by Lender, and upon Lender, its successors and assigns. Any assignment attempted by Borrower or any Grantor without the written consent of Lender shall be void. No consent by Lender of an assignment by Borrower or any Grantor shall release the assigning party as a party primarily obligated and liable under the terms of this Agreement unless the assigning party shall be released specifically by Lender in writing.

8.11    Time. TIME IS OF THE ESSENCE OF THIS AGREEMENT AND EACH AND EVERY TERM, COVENANT, AND CONDITION.

8.12    Participation of the Loans. Borrower and each Grantor each agree that Lender may, at its option, sell interests in the Credit Facility, any Advance made hereunder, or any of its rights under this Agreement, the Note or any other Loan Documents to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Borrower or any Grantor to each prospective purchaser, provided, however, in no event shall any purchaser or prospective purchaser disclose any financial information of Borrower or any Grantor to any third parties, other than to its employees, accountants, attorneys or other professionals, governmental agencies or agents, or bank examiners, without the prior written consent of Borrower and, as applicable, each Grantor.

Loan Agreement	18

8.13    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all of which shall constitute one and the same instrument.

8.14    No Third Party Beneficiary. This Agreement is for the sole benefit of Lender, Borrower and each Grantor and is not for the benefit of any third party.

8.15    JURY WAIVER. BORROWER, EACH GRANTOR AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER, BORROWER OR EACH GRANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

8.16    Lawful Interest. It is the intention of Borrower and Lender to conform strictly to applicable usury laws. All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the money to be advanced hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or such other documents at the time performance of such provisions shall be due shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be deemed a mistake and the obligation shall be reduced to the limit of such validity; and, if from any circumstances Lender should ever receive an amount deemed to be interest by applicable law which would exceed the maximum rate permitted under applicable law, such amount that would be excessive interest shall be applied to the reduction of the principal amount of the Obligations or to the reduction of any other principal indebtedness of Borrower to Lender, or if such excessive interest exceeds the unpaid balance of the Obligations and such other indebtedness, the excess shall be refunded to Borrower. All sums paid or agreed to be paid by Borrower for the use, forbearance or detention of the indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of such indebtedness until payment in full so that the actual effective rate of interest contracted for, collected or charged on account of such indebtedness is uniform throughout the full stated term thereof. The terms and provisions of this Section shall control and supersede all other provisions of all agreements between Borrower, any Grantor and Lender that are applicable to the contracting for, collecting and charging of interest.

8.17   Controlling Document. To the extent anything contained herein is inconsistent with or contrary to the terms of any of the Loan Documents, the terms of this Agreement shall control.

NOTICE TO COMPLY WITH STATE LAW

For the purpose of this Notice, the term “WRITTEN AGREEMENT” shall include the document set forth above, together with each and every other document relating to and/or securing the same loan transaction, regardless of the date of execution.

Loan Agreement	19

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[THE REMAINDER OF THIS PAGE IS BLANK;

SIGNATURE PAGE FOLLOWS]

Loan Agreement	20

IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower, each Grantor, and Lender execute this Agreement as of the date first above written.

BORROWER:

Green Brick Partners, Inc., a Delaware corporation

By:	/s/ James R. Brickman
James R. Brickman
Chief Executive Officer

GUARANTORS:

JBGL Mustang, LLC, a Texas limited liability company

By:	/s/ James R. Brickman
James R. Brickman, Manager

JBGL Exchange, LLC, a Texas limited liability company

By:	/s/ James R. Brickman
James R. Brickman, Manager

JBGL Chateau, LLC, a Texas limited liability company

By:	/s/ James R. Brickman
James R. Brickman, Manager

Johns Creek 206, LLC, a Georgia limited liability company

By:	/s/ James R. Brickman
James R. Brickman, Manager

Loan Agreement	21

JBGL Builder Finance, LLC,

a Texas limited liability company

By:	/s/ James R. Brickman
James R. Brickman, Manager

LENDER:

INWOOD NATIONAL BANK,
a national banking association

By:	/s/ Keil Strickland	Address:
Printed Name:	Keil Strickland	7621 Inwood Road
Its:	Senior Vice President	Dallas, Texas 75209

Loan Agreement	22

EXHIBIT A

Note

See attached.

Loan Agreement	23